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                                                                      Exhibit 23
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                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in Mid Penn Bancorp, Inc.'s Annual Report on Form 10-K of our report dated January 18, 2002, relating to the consolidated statements of financial condition of Mid Penn Bancorp, Inc. and subsidiaries as of December 31, 2001, which report appears in Mid Penn Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 and filed with the Securities and Exchange Commission.



PARENTE RANDOLPH, PC


Williamsport, Pennsylvania
March 27, 2002